Exhibit 10.68

MATERIAL TERMS OF EMPLOYMENT AGREEMENT

FRANK BONADIO


Term:              5 years

Position:          President and COO

Reporting:         To CEO and Board of Directors

Termination:       (a)     On death, disability

(b)By Company if "cause" or material uncured breach of Agreement by employee. Cause means willful misconduct or criminal acts.

               (c)By employee if "justifiable". Justifiable means reduction in duties or position; or change in control and resulting unacceptable change in duties or position; or material uncured breach by Company.

Termination
Payment:If (a) or (b) termination, payment of amounts owing at time of termination. If (c) termination, then payment of all amounts under Agreement, acceleration of Options and the termination of the lock-up agreements between the Company and Employee and between the Company and Keith Leppaluoto.

Compensation:(a)     $150,000 annual salary

             (b)     100,000 options which vest over 3 years

             (c)All bonuses and other fringe benefits available to CEO, including without limitation bonuses, sick leave, automobile allowance, insurance and 4 weeks vacation.

Confidentiality:Usual and customary provision.